SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement             [ ]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[ ]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                            Three-Five Systems, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
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    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
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
                         [LOGO] THREE-FIVE SYSTEMS, INC.

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                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 27, 2000
--------------------------------------------------------------------------------

     The Annual Meeting of Stockholders of Three-Five Systems, Inc., a Delaware corporation (the "Company"), will be held at 9:00 a.m., on Thursday, April 27, 2000, at the Company's corporate headquarters at 1600 North Desert Drive, Tempe, Arizona, for the following purposes:

     1.  To  elect   directors  to  serve  until  the  next  annual  meeting  of stockholders and until their successors are elected and qualified.

     2. To approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $.01 per share, from 15,000,000 shares to 60,000,000 shares.

     3. To approve the adoption of the Company's Amended and Restated 1998 Directors' Stock Plan, which requires non-employee directors to receive shares of Common Stock in lieu of cash for an amount equal in value to two-thirds of a director's annual retainer fee.

     4. To ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending December 31, 2000.

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on March 17, 2000 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder of record attending the meeting may vote in person even if he or she previously has returned a proxy.

                                        Sincerely,

                                        /s/ Jeffrey D. Buchanan

Tempe, Arizona                          Jeffrey D. Buchanan
March 29, 2000                          Secretary

                         [LOGO] THREE-FIVE SYSTEMS, INC.
                             1600 NORTH DESERT DRIVE
                              TEMPE, ARIZONA 85281

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                                 PROXY STATEMENT
--------------------------------------------------------------------------------

                            VOTING AND OTHER MATTERS

GENERAL

     The enclosed proxy is solicited on behalf of Three-Five Systems, Inc., a Delaware corporation (the "Company"), by the Company's board of directors (the "Board of Directors") for use at the Annual Meeting of Stockholders to be held Thursday, April 27, 2000 at 9:00 a.m. (the "Meeting"), or at any adjournment thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Meeting will be held at the Company's corporate headquarters, 1600 North Desert Drive, Tempe, Arizona.

     These proxy solicitation materials were first mailed on or about March 29, 2000 to all stockholders entitled to vote at the Meeting.

VOTING SECURITIES AND VOTING RIGHTS

     Stockholders of record at the close of business on March 17, 2000 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record Date, there were issued and outstanding 12,643,551 shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock").

     The presence, in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding constitutes a quorum for the transaction of business at the Meeting. Each stockholder voting at the Meeting, either in person or by proxy, may cast one vote per share of Common Stock held on all matters to be voted on at the Meeting. Assuming that a quorum is present, the affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by proxy at the Meeting and entitled to vote is required (i) for the election of directors, (ii) for the approval of the amendment to the Company's Restated Certificate of Incorporation, (iii) for the adoption of the Company's Amended and Restated 1998 Directors' Stock Plan, and
(iv) for the ratification of the appointment of Arthur Andersen LLP as the independent auditors of the Company for the year ending December 31, 2000.

     Votes cast by proxy or in person at the Meeting will be tabulated by the election inspectors appointed for the Meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

VOTING OF PROXIES

     When a proxy is properly executed and returned, the shares it represents will be voted at the Meeting as directed. If no specification is indicated, the shares will be voted (i) "for" the election of the nominees set forth in this Proxy Statement, (ii) "for" the approval of the amendment to the Company's Restated Certificate of Incorporation, (iii) "for" the adoption of the Company's Amended and Restated 1998 Directors' Stock Plan, and (iv) "for" the ratification of the appointment of Arthur Andersen LLP as the independent auditors of the Company for the year ending December 31, 2000.

REVOCABILITY OF PROXIES

     Any person giving a proxy may revoke the proxy at any time before its use by delivering to the Company written notice of revocation, or by delivering to the Company a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

SOLICITATION

     The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of the Company's directors and officers, personally or by telephone or telegram, without additional compensation.

ANNUAL REPORT AND OTHER MATTERS

     The Company's 1999 Annual Report to Stockholders, which was mailed to stockholders with or preceding this Proxy Statement, contains financial and other information about the Company but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The information contained in the "Compensation Committee Report on Executive Compensation" below and "Performance Graph" below shall not be deemed "filed" with the Securities and Exchange Commission (the "SEC") or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

     THE COMPANY WILL PROVIDE UPON WRITTEN REQUEST, WITHOUT CHARGE TO EACH STOCKHOLDER OF RECORD AS OF THE RECORD DATE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 AS FILED WITH THE SEC. ANY EXHIBITS LISTED IN THE FORM 10-K REPORT ALSO WILL BE FURNISHED UPON REQUEST AT THE ACTUAL EXPENSE INCURRED BY THE COMPANY IN FURNISHING SUCH EXHIBIT. ANY SUCH REQUESTS SHOULD BE DIRECTED TO THE COMPANY'S SECRETARY AT THE COMPANY'S EXECUTIVE OFFICES SET FORTH IN THIS PROXY STATEMENT.

                              ELECTION OF DIRECTORS

NOMINEES

     The Company's bylaws provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors or stockholders. All directors are elected at each annual meeting of the Company's stockholders for a term of one year and hold office until their successors are elected and qualified.

     A board of seven directors is to be elected at the Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named below. All of the nominees currently are directors of the Company. In the event that any such nominee is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been elected and qualified.

     The following table sets forth certain information regarding the nominees for directors of the Company:

       Name            Age                 Position Held
       ----            ---                 -------------
 David C. Malmberg     57     Chairman of the Board
 Jack L. Saltich       56     President, Chief Executive Officer, and Director
 Kenneth M. Julien     45     Director
 Gary R. Long          67     Director
 Jeffrey D. Buchanan   44     Executive Vice President; Chief Financial Officer;
                              Secretary; Treasurer; and Director
 Thomas H. Werner      39     Director
 David P. Chavoustie   56     Director

     DAVID C. MALMBERG has been a director of our company since April 1993 and Chairman of the Board since April 1999. Mr. Malmberg is a private investor and management consultant. Before resigning in May 1994, Mr. Malmberg spent 22 years at National Computer Systems, including 13 years as its President and Chief Operating Officer. Mr. Malmberg serves as the Chairman of the Board of National City Bancorporation and Fieldworks, Inc., and is a member of the board of directors of PPT/Vision, Inc., all publicly held companies. He also serves on the Board of Trustees for Minnesota State University, Mankato.

     JACK L. SALTICH has served as a director and the President and Chief Executive Officer of our company since July 1999. Mr. Saltich served as Vice President of Advanced Micro Devices from May 1993 until July 1999; as Executive Vice President of Applied Micro Circuits Corp. from January 1991 until March 1993; and as Vice President of VLSI from July 1988 until January 1991. Mr. Saltich held a variety of executive positions for Motorola from July 1971 until June 1988. These positions included serving as an Engineering Manager from May 1974 until January 1980, an Operation Manager from January 1980 until May 1982, a Vice President and Director of the Bipolar Technology Center from May 1982 until June 1986, and a Vice President and Director of the Advanced Product Research and Development Laboratory from June 1986 until June 1988.

     KENNETH M. JULIEN has been a director of our company since October 1996. Mr. Julien has served as President and a director of Julien Aerospace Systems, Inc., an aerospace parts supplier, since November 1996 and as Managing Director of Julien Investments LLC, a real estate development and lending company, since August 1994. Mr. Julien served as our Executive Vice President and Chief
Operating Officer from August 1992 to April 1993; as Vice President, Chief Financial Officer, and Secretary of our company or one of our predecessors from May 1988 to August 1992; and as a director of our company or one of its predecessors from July 1987 to April 1993. Mr. Julien served as a Vice President and Chief Financial Officer of Cerprobe Corporation, a publicly held company engaged in the business of designing, manufacturing, and marketing semiconductor test equipment, from October 1983 to May 1988. Mr. Julien also served as a director of Cerprobe from February 1988 to June 1988 and currently serves on the board of Alanco Technologies, Inc., a public company.

     GARY R. LONG has been a director of our company since October 1996. Mr. Long served as President and Chief Executive Officer of CalComp Technology, Inc., a computer peripherals company, from January 1994 until his retirement in February 1997. Mr. Long served as Senior Vice President and General Manager of CalComp's Digitizer Products Division in Scottsdale, Arizona, from 1980 to January 1994. Prior to 1980, Mr. Long served as Vice President of Operations for Talos Systems, which designed and manufactured digitizers for the computer graphics industry.

     JEFFREY D. BUCHANAN has served as a director and Executive Vice President - Finance, Administration, and Legal of our company since July 1998; as Chief Financial Officer and Treasurer since June 1996; and as Secretary since May 1996. Mr. Buchanan served as our Vice President - Finance, Administration, and Legal from June 1996 until July 1998 and as our Vice President - Legal and Administration from May 1996 until June 1996. Mr. Buchanan served from June 1986 until May 1996 as a business lawyer with O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, where his practice emphasized mergers and acquisitions, joint ventures, and taxation. Mr. Buchanan was associated with the international law firm of Davis Wright Tremaine from 1984 to 1986, and he was a senior staff person at Deloitte & Touche from 1982 to 1984. Mr. Buchanan is a member of the Arizona and Washington state bars and passed the certified public accounting examination in 1983.

     THOMAS H. WERNER has been a director of our company since March 1999. Mr. Werner has served as Vice President and General Manager for the Business
Connectivity Group of 3Com Corporation since October 1998. From January 1996 until September 1998, Mr. Werner was Vice President of the Manufacturing Personal Communication Division of U.S. Robotics, which 3Com Corporation acquired  in June 1997.  Mr.  Werner  also  served in various  positions  at Oak
Frequency Control, a manufacturer of telecommunications components, most recently as President of the Networks Group, from February 1994 until January 1996.

     DAVID P. CHAVOUSTIE has been a director of our company since January 2000. From April 1998 to present, Mr. Chavoustie has served as Executive Vice
President of Sales and Marketing of ASML, a manufacturer of lithography equipment used to manufacture semiconductors. From April 1992 until March 1998, Mr. Chavoustie held several positions with Advanced Micro Devices, Inc., a semiconductor company, including Vice President/General Manager Customer Specific Products Division, Vice President/General Manager Embedded Processor Division, and Vice President Worldwide Sales/Marketing - Vantis (a wholly-owned subsidiary of AMD). From 1985 to 1992, Mr. Chavoustie held various positions with VLSI Technology, Inc., an ASIC semiconductor company, including Sales Director, Vice President Sales and Corporate Marketing, and Senior Vice President/General Manager ASIC Products. From 1974 to 1984, Mr. Chavoustie held various sales positions with Advanced Micro Devices, including area sales - Southeast United States, regional sales manager, and district sales manager - Upstate New York.

     Directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified. Officers serve at the pleasure of the Board of Directors. Messrs. Malmberg, Julien, Long, and Werner, serve as the members of the Audit Committee of the Board of Directors, with Mr. Julien serving as the Chair of the Audit Committee. Messrs. Malmberg, Julien, Long, and Werner serve as the Compensation Committee of the Board of Directors, with Mr. Malmberg serving as the Chair of the Compensation Committee.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Company's bylaws authorize the Board of Directors to appoint among its members one or more committees composed of one or more directors. The Board of Directors has created three standing committees: an Audit Committee, a Compensation Committee, and an Employee Committee. The Audit Committee reviews the annual financial statements, the significant accounting issues, and the scope of the audit with the Company's independent auditors and is available to discuss with the auditors any other audit related matters that may arise during the year. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for key executives of the Company. The Employee Committee meets on matters relating to the Company's employees.

     The Board of Directors of the Company held a total of five meetings during the fiscal year ended December 31, 1999. The Company's Audit Committee met separately at two formal meetings during the fiscal year ended December 31, 1999. The Company's Compensation Committee held two formal meetings and met informally several times during the fiscal year ended December 31, 1999. The Employee Committee did not meet formally during the year but met informally several times during the fiscal year ended December 31, 1999. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors during the period in which such person served as a director, and (ii) the total number of meetings held by all Committees of the Board of Directors on which such director was a member and during the period in which such person served on such committee.

DIRECTOR COMPENSATION AND OTHER INFORMATION

     The Company pays each non-employee director an annual retainer fee in the amount of $15,000, plus $1,250 for each board meeting attended and $500 for each committee meeting held on a day other than the same day as a board meeting. Beginning in 1998, each non-employee director is required to receive two-thirds of his or her annual retainer fee in shares of the Company's Common Stock pursuant to the Company's Directors' Stock Plan. See "Executive Compensation - Stock Option Plans and Directors' Stock Plan." The non-executive Chairman receives an extra $15,000 per year over the standard outside director compensation, with such $15,000 paid in cash immediately upon election each year after the annual stockholder meeting. The Company also reimburses each non-employee director for travel and related expenses incurred in connection with attendance at board and committee meetings. Employees of the Company that also serve as directors receive no additional compensation for their services as a director. The terms of the 1994 Automatic Stock Option Plan for Non-Employee Directors (the "1994 Plan") provide that each non-employee director will receive an automatic grant of options to acquire 1,000 shares of the Company's Common Stock on the date of his or her first appointment or election to the Board of Directors. The 1994 Plan also provides for the automatic grant of options to purchase 500 shares of the Company's Common Stock to non-employee directors at the time of the meeting of the Board of Directors held immediately following each annual meeting of stockholders. Pursuant to the 1994 Plan, each of Messrs. Malmberg, Julien, Long, Werner, and Chavoustie will receive an automatic grant of options to purchase 500 shares of Common Stock at the time of the Board of Directors meeting immediately following the Meeting. In addition, each of Messrs. Werner and Chavoustie were granted options to acquire 1,000 shares of the Company's Common Stock when they were appointed to the Board of Directors. See "Executive Compensation - Stock Option Plans and Directors' Stock Plan."

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND OTHER COMPENSATION

     The following table sets forth the total compensation received by each person who served as the Company's Chief Executive Officer during fiscal 1999, as well as its other executive officers whose aggregate cash compensation exceeded $100,000 for services in all capacities to the Company and its subsidiaries for the fiscal year ended December 31, 1999 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                      Long Term
                                                                    Compensation
                                                                    ------------
                                                                       Awards
                                                                    ------------
                                          Annual Compensation(1)     Securities      All Other
                                       ---------------------------   Underlying    Compensation
Name and Principal Position            Year   Salary($)   Bonus($)  Options(#)(2)     ($)(3)
---------------------------            ----   ---------   --------  -------------  ------------
Jack L. Saltich (4) .................  1999    $141,538   $128,977     266,668        $   262
  President, Chief Executive Officer,
  and Director

David R. Buchanan (4) ...............  1999    $326,154         --          --        $51,469
  Former Chairman of the Board,        1998     346,037         --          --         12,224
  President, and Chief Executive       1997     398,846    221,500      66,667          7,658
  Officer

Vincent C. Hren (5) .................  1999    $ 40,971         --          --             --
  Former President, Chief Executive    1998     188,609         --      40,000        $ 5,503
  Officer, and Director                1997     170,769     97,350      46,667          5,154

Jeffrey D. Buchanan .................  1999    $190,000   $148,770          --        $ 4,957
  Vice President - Finance,            1998     162,864     52,500      33,334          5,245
  Administration, and Legal; Chief     1997     155,385     89,650          --          4,917
  Financial Officer; Secretary;
  Treasurer; and Director

Dr. Carl E. Derrington(6) ...........  1999    $120,723   $ 79,617      53,334        $   179
  Vice President and
  Chief Manufacturing Officer

Robert T. Berube (7) ................  1999    $ 86,850   $ 38,691       5,334        $ 3,324
  Principal Accounting Officer and
  Corporate Controller

----------
(1) Certain Named Officers also received certain perquisites, the value of which did not exceed 10% of the annual salary and bonus.
(2) The exercise price of all stock options granted were equal to the fair market value of the Company's Common Stock on the date of grant. Securities underlying options granted during fiscal years 1998 and 1997 have been adjusted to reflect the Company's 4-for-3 split of its Common Stock during fiscal 1999.
(3) Amounts shown for fiscal 1999 include (i) matching contributions to the Company's 401(k) Plan earned in fiscal 1999 but not paid until fiscal 2000 in the amount of $4,800 and $2,995, on behalf of each of Messrs. Jeffrey Buchanan and Berube, respectively, (ii) term life insurance premiums of $191, $1,469, $140, $154, and $292 paid by the Company on behalf of Messrs. Saltich, David Buchanan, Jeffrey Buchanan, Derrington, and Berube, respectively, and (iii) payments to Mr. David Buchanan pursuant to a consulting agreement.
(4) Mr. David Buchanan served as the Company's President and Chief Executive Officer from February 1990 until July 1998 and from January 1999 until July 1999, after which he retired. Mr. Saltich became the Company's President, Chief Executive Officer, and Director in July 1999.
(5) Mr. Hren served as President and Chief Executive Officer of the Company from July 1998 until January 1999. Mr. Hren served as a Vice President of the Company from January 1996 until July 1998.
(6)  Dr. Derrington became an executive officer during April 1999.
(7)  Mr. Berube became an executive officer during July 1998.

OPTION GRANTS

     The following table sets forth certain information with respect to stock options granted to the Named Officers during the fiscal year ended December 31, 1999. Securities underlying options granted and the respective exercise prices have been adjusted to reflect the Company's 4-for-3 split of its Common Stock during fiscal 1999.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                            Individual Grants                   Potential Realizable
                            ------------------------------------------------      Value At Assumed
                             Number of    % of Total                            Annual Rates of Stock
                            Securities      Options                              Price Appreciation
                            Underlying    Granted to    Exercise                  for Option Term(2)
                              Options    Employees in    Price    Expiration   ----------------------
Name                        Granted (#)   Fiscal Year  ($/Sh)(1)     Date          5%         10%
----                        -----------   -----------  ---------  ----------   ----------  ----------
Jack L. Saltich ..........    266,668        39.41%     $12.5156   7/12/09(3)  $2,098,942  $5,319,131
David R. Buchanan(4)......         --           --            --        --             --          --
Vincent C. Hren(5) .......         --           --            --        --             --          --
Jeffrey D. Buchanan ......         --           --            --        --             --          --
Dr. Carl E. Derrington ...     53,334         7.88%     $ 8.2969    5/3/09(6)     278,290     705,242
Robert T. Berube .........      5,334         0.79%     $10.2656    7/2/09(7)      34,436      87,268

----------
(1) The options were granted at the fair value of the Company's Common Stock on the date of grant and have a ten-year term.
(2) Potential gains are net of the exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future price of the Company's Common Stock. Actual gains, if any, on stock option exercises will depend upon the future market prices of the Company's Common Stock.
(3) 31,958 of such options vest at the rate of 25% on the first anniversary of the date of grant and 25% on each anniversary thereafter. The remainder of such options vest at the rate of 18,678 on the first anniversary of the date of grant, 45,344 on the second anniversary, 72,010 on the third anniversary, and 98,678 on the fourth anniversary.
(4)  Mr. David Buchanan retired from the Company in August 1999.
(5)  Mr. Hren resigned as an officer of the Company in January 1999.
(6) 10,667 of such options are immediately exercisable. 16,000 of such options vest on the second anniversary of the date of grant, and 26,667 vest on the third anniversary of the date of grant.
(7) 1,066 of such option vest on the first anniversary of the date of grant, 1,601 vest on the second anniversary, and 2,667 vest on the third anniversary.

OPTION EXERCISES AND OPTION HOLDINGS

     The following table contains certain information with respect to options exercised during fiscal 1999 and options held by the Named Officers as of December 31, 1999. All share amounts have been adjusted to reflect the Company's 4-for-3 split of its Common Stock during fiscal 1999.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                                        Value of Unexercised
                                                          Number of Unexercised         In-the Money Options
                            Shares                    Options At Fiscal Year-end(#)    At Fiscal Year-end($)(1)
                          Acquired On     Value       -----------------------------  ---------------------------
Name                      Exercise (#)  Realized ($)  Exercisable   Unexercisable     Exercisable  Unexercisable
----                      ------------  ------------  -----------  ----------------   -----------  -------------
Jack L. Saltich .........       --             --           --          266,668               --     $7,595,878
David R. Buchanan(2) ....       --             --       66,667               --       $2,095,844             --
Vincent C. Hren(3) ......       --             --           --               --               --             --
Jeffrey D. Buchanan .....       --             --       61,666           51,669       $1,925,827     $1,521,112
Dr. Carl E. Derrington ..       --             --       10,667           42,667       $  348,844     $1,395,343
Robert T. Berube ........    2,750        $69,688          867            7,468       $   28,669     $  235,426

----------
(1) Calculated based upon the December 31, 1999, New York Stock Exchange closing price of $41.00 per share, multiplied by the number of shares held, less the aggregate exercise price for such shares.
(2)  Mr. David Buchanan retired from the Company in August 1999.
(3)  Mr. Hren resigned as an officer of the Company in January 1999.

EMPLOYMENT AND OTHER AGREEMENTS

     The Company has no written employment contracts with its executive officers or directors. The Company does have employment agreements or signed terms-and-conditions agreements with certain employees. The Company offers its employees medical, dental, life, and disability insurance benefits. The executive officers and other key personnel of the Company are eligible to receive incentive bonuses and are eligible to receive stock options under the Company's stock option plans.

     David R. Buchanan entered into an agreement with the Company to provide consulting services to the Company and to refrain from providing any such services to any of the Company's competitors. The Company entered into the agreement on September 1, 1999 and the agreement expires on August 31, 2004. Pursuant to the agreement, Mr. Buchanan is entitled to retain various business-related equipment previously provided by the Company and is entitled to receive $12,500 per month during the first year of the agreement, with such amount increasing by 5% annually during each subsequent year of the agreement. In addition, the agreement entitles Mr. Buchanan to certain health, disability, and other benefits afforded to other executive officers through August 31, 2004.

401(k) PROFIT SHARING PLAN

     On September 1, 1990, the Company adopted a profit sharing plan pursuant to
Section 401(k) (the "401(k) Plan") of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). Pursuant to the 401(k) Plan, all eligible employees may contribute through payroll deductions up to the maximum allowable under Section 402(g) of the Internal Revenue Code, which was $10,000 for calendar 1999. In addition, the 401(k) Plan provides that the Company may make matching and discretionary contributions in such amount as may be determined by the Board of Directors. The Company made matching contributions pursuant to the 401(k) Plan to the Named Officers for 1999 in the amount of $7,795.

STOCK OPTION PLANS AND DIRECTORS' STOCK PLAN

     The Company currently has five stock options plans: the 1990 Incentive Stock Option Plan (the "1990 Plan"); the 1993 Stock Option Plan (the "1993 Plan"); the 1994 Automatic Stock Option Plan for Non-Employee Directors (the "1994 Plan"); the 1997 Stock Option Plan (the "1997 Plan"); and the 1998 Stock Option Plan (the "1998 Plan"). The eligible persons under the 1990 Plan are key employees of the Company. Eligible persons under the 1993 Plan include key personnel (including directors and executive officers), consultants, and independent contractors who perform valuable services for the Company or its subsidiaries. Persons who are employees of or consultants to the Company or its subsidiaries, other than directors, executive officers, and persons who own 10 percent or more of the Company's Common Stock, are eligible to receive options granted under the 1997 Plan. Eligible persons under the 1998 Plan include employees of the Company (including officers and directors) and independent contractors. Directors who are not employees receive automatic grants of stock options under the 1994 Plan, are eligible to receive options under the 1993 Plan and the 1998 Plan, but are not eligible under the 1990 Plan or the 1997 Plan.

     In conjunction with stockholder approval of the 1993 Plan, the Board terminated the 1990 Plan with respect to 113,939 options that were unissued as of the date that the 1993 Plan was adopted. There were 116,368 options issued but unexercised under the 1990 Plan as of March 17, 2000. If any option terminates or expires without having been exercised in full, stock not issued under such stock option will become available for reissuance under the 1990 Plan. The 1990 Plan expires May 1, 2000.

     Under the 1993 Plan, an aggregate of 513,939 shares of Common Stock of the Company may be issued pursuant to the granting of options to acquire Common Stock of the Company, the direct granting of Common Stock, or the granting of stock appreciation rights. If any option terminates or expires without having been exercised in full, stock not issued under such option will become available for reissuance under the 1993 Plan. There were outstanding options to acquire 410,683 shares of the Company's Common Stock under the 1993 Plan as of March 17, 2000.

     Under the 1994 Plan, 66,667 shares of Common Stock of the Company may be issued upon exercise of stock options automatically granted to non-employee directors of the Company pursuant to the terms described in the section above entitled "Elections of Directors - Director Compensation and Other Information." Persons other than non-employee directors of the Company are not eligible to receive options granted pursuant to the 1994 Plan. There were outstanding options to acquire 12,672 shares of the Company's Common Stock under the 1994 Plan as of March 17, 2000.

     An aggregate of 233,334 shares of Common Stock may be issued upon exercise of options granted pursuant to the 1997 Plan. If any option terminates or expires without having been exercised in full, stock not issued under such option will become available for reissuance under the 1997 Plan. There were outstanding options to acquire 145,279 shares of the Company's Common Stock under the 1997 Plan as of March 17, 2000.

     The Board of Directors adopted the 1998 Stock Option Plan on January 29, 1998, and the Company's stockholders approved the 1998 Stock Option Plan on April 23, 1998. The Board of Directors adopted the Amended and Restated 1998 Stock Option Plan on January 28, 1999, and the Company's stockholders approved the Amended and Restated 1998 Stock Option Plan on April 22, 1999. An aggregate of 733,334 shares of Common Stock may be issued upon exercise of options granted pursuant to the 1998 Stock Option Plan. If any option terminates or expires without having been exercised in full, stock not issued under such option will again be available for the purposes of the 1998 Stock Option Plan. There were outstanding options to acquire 386,013 shares of Common Stock under the 1998 Stock Option Plan as of March 17, 2000.

     On January 29, 1998, the Company's Board of Directors adopted the Directors' Stock Plan (the "Directors' Plan"). Stockholder approval of the Directors' Plan was not initially required because treasury shares were used to fund the Directors' Plan. Under the Directors' Plan, the Company will issue to the non-employee members of the Board of Directors shares of Common Stock equal in value to two-thirds of the annual retainer fee paid to the non-employee directors in lieu of an equivalent amount of cash. The value of the shares of Common Stock issued under the Directors' Plan will be based on the closing price of the Company's Common Stock on the New York Stock Exchange on the last trading day prior to the Company's annual meeting of stockholders. The shares are issued to the non-employee directors on the date of the Company's annual meeting of stockholders to be held in each year. Participation in the Directors Plan by non-employee directors is mandatory. An aggregate of 20,000 treasury shares of Common Stock may be issued under the Directors' Plan. As of March 17, 2000, 393 treasury shares of the stock were available for issuance under the Directors' Plan.

     If any change in the Common Stock of the Company occurs through merger, consolidation, reorganization, capitalization, stock dividend, split-up, combination of shares, exchange of shares, change in corporate structure, or otherwise, adjustments will be made as to the maximum number of shares subject to the 1990 Plan, 1993 Plan, 1994 Plan, 1997 Plan, and 1998 Plan, and the number of shares and exercise price per share of stock subject to outstanding options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 1999, the Company's Compensation Committee consisted of Messrs. Malmberg, Julien, Long, and Werner. None of such individuals had any contractual or other relationships with the Company during such fiscal year except as directors.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

     The Compensation Committee of the Board of Directors (the "Committee") of Three-Five Systems, Inc. (the "Company") consists exclusively of independent, non-employee directors. The Committee is responsible for reviewing and recommending for approval by the Board of Directors the Company's compensation practices, executive salary levels, and variable compensation programs, both cash-based and equity-based. The Committee generally reviews base salary levels for executive officers of the Company at the beginning of each fiscal year and approves actual bonuses at the end of each fiscal year based upon Company and individual performance.

     David C. Malmberg is the Chairman of the Committee and Kenneth M. Julien, Gary R. Long, and Thomas H. Werner are the Committee members.

PHILOSOPHY

     The executive compensation program seeks to provide a level of compensation that is competitive with companies similar in both size and industry. The Committee obtains the comparative data used to assess competitiveness from a variety of resources. Actual total compensation levels may differ from competitive levels in surveyed companies as a result of annual and long-term Company performance, as well as individual performance. The Committee uses its discretion to set executive compensation when, in its judgment, external, internal, or an individual's circumstances warrant.

COMPENSATION PROGRAM

     The primary components of executive compensation consist of base salary, annual incentive bonuses, and stock option grants.

BASE SALARY

     The Committee reviews salaries recommended by the Chief Executive Officer for executive officers other than the Chief Executive Officer. In formulating these recommendations, the Chief Executive Officer considers the overall performance of the Company and conducts an informal evaluation of individual officer performance. Final decisions on any adjustments to the base salary for executives other than the Chief Executive Officer are made by the Committee in conjunction with the Chief Executive Officer. The Committee's evaluation of the recommendations by the Chief Executive Officer considers the same factors outlined above and is subjective with no particular weight assigned to any one factor. The Committee determined base salaries for fiscal 1999 in April 1999. No executive officer's base salary was raised in 1999; each officer's base salary remained flat over 1998.

ANNUAL INCENTIVE BONUSES

     Annual bonuses are intended to provide incentive compensation to key officers and employees who contribute substantially to the success of the Company. The bonuses are calculated and paid out of the Management Incentive Compensation Plan ("MICP"), which was approved by the Board of Directors in April 1997. The MICP is intended to enhance and reinforce the Company's goals of profitable growth and a sound overall financial condition by making incentive compensation awards available to senior level management and key employees.

     The granting of such awards is based upon the achievement of Company performance objectives and predefined individual performance objectives. Individual performance objectives are developed for every senior level manager and key employee early in each fiscal year. Upon the close of each fiscal year, executive management and the Committee conduct an assessment of individual performance achieved versus individual performance objectives. This assessment may include but not be limited to individual responsibility, performance, and compensation level. Simultaneously, the Board conducts an assessment of the Company's overall performance to date, which may include but not be limited to the achievement of sales, net income, and other performance criteria. The combination of these factors determines any incentive bonuses to be paid.

     For fiscal 1999, the Committee awarded bonuses to certain officers and employees with the amount of the award based upon the achievement of their individual performance objectives and the Board's assessment of the Company's overall performance in 1999.

STOCK OPTION GRANTS

     The Company grants stock options periodically to executive officers and other key employees to provide additional incentive to work to maximize long-term total return to stockholders. Although the Board is the Plan Administrator of the stock option plans, it has delegated its authority to a Senior Committee and an Employee Committee. The members of the Compensation Committee serve as members of the Senior Committee, which is the Committee that grants options to officers of the Company. Employee Board members serve as the members of the Employee Committee, which grants options to employees other than officers. In general, stock options are granted to managers and key technical employees at the onset of employment. If, in the opinion of the Plan Administrator, the outstanding service of an existing employee merits an increase in the number of options held, however, the Plan Administrator may elect to issue additional stock options to that employee. The vesting period on grants is generally four years for new employees and three years for employees who have been employed for two years or longer. The vesting schedule is generally backloaded (with 50% vesting in the last year) in order to encourage optionholders to continue in the employ of the Company. The Plan Administrators retain the right to accelerate the vesting of options granted by the Company. Certain officers may also have longer vesting schedules. In 1999, the Senior Committee and the Employee Committee authorized the issuance of stock options to certain executive officers and other key employees.

BENEFITS

     The Company provides various employee benefit programs to its executive officers, including medical, dental and life insurance benefits, an employee 401(k) retirement savings plan, and short- and long-term disability insurance. These programs are generally available to all employees of the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Committee considers the same factors outlined above for other executive officers in evaluating the base salary and other compensation of the Company's Chief Executive Officer ("CEO"). The Committee's evaluation of the CEO is subjective, with no particular weight assigned to any one factor. Vincent C. Hren served as CEO until early January 1999 at an annual base salary of $220,000. In early January 1999, Mr. Hren resigned and David R. Buchanan resumed his former position as CEO until a replacement for Mr. Hren could be found. From January to July, David R. Buchanan's annualized base salary remained at $400,000, which was the same amount that it was for 1997 and 1998. Jack L. Saltich was appointed President and CEO in July 1999, after which Mr. Buchanan retired from the Company. Based on his experience and comparable data, the Committee established Mr. Saltich's annual base salary at $320,000 and granted him options to purchase 266,666 shares of common stock of the Company. The Committee determined that Mr. Saltich's individual performance for fiscal year 1999 merited the payment of a pro rata bonus equal to $129,000 in accordance with the terms of the MICP and based upon the Board's assessment of the overall Company performance.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to each of any publicly held corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Company currently intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with Section 162(m).

     This report has been furnished by the Compensation Committee to the Company's Board of Directors.

          David C. Malmberg, Chairman
          Gary R. Long
          Kenneth M. Julien
          Thomas H. Werner

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, officers, and persons who own more than 10 percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Except as noted below, based solely upon the Company's review of the copies of such forms received by it during the fiscal year ended December 31, 1999, and written representations that no other reports were required, the Company believes that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10 percent of the Company's Common Stock complied with all Section 16(a) filing requirements during such fiscal year, except that Thomas H. Werner filed a late report on Form 3 with respect to his ownership of the Company's securities as of the date he became a director of the Company.

                            COMPANY PERFORMANCE GRAPH

     The following line graph compares cumulative total stockholder returns for the five years ended December 31, 1999 for (i) the Company's Common Stock; (ii) the Standard and Poor's SmallCap 600 Index (the "SmallCap 600"); and (iii) the Standard and Poor's Electrical Equipment Index (the "Electrical Equipment Index"). The graph assumes an investment of $100 on December 31, 1994. The calculations of cumulative stockholder return on the SmallCap 600 and the Electrical Equipment Index include reinvestment of dividends, but the calculation of cumulative stockholder return on the Company's Common Stock does not include reinvestment of dividends because the Company did not pay dividends during the measurement period. The performance shown is not necessarily indicative of future performance.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
          AMONG THREE-FIVE SYSTEMS, INC., THE S & P SMALLCAP 600 INDEX
                    AND THE S & P ELECTRICAL EQUIPMENT INDEX

                                    12/94   12/95   12/96   12/97   12/98  12/99
                                    -----   -----   -----   -----   -----  -----
THREE-FIVE SYSTEMS, INC.             100      46      35      45      38    150
S & P SMALLCAP 600                   100     130     158     198     203    229
S & P ELECTRICAL EQUIPMENT           100     140     190     268     359    538

* $100 INVESTED ON 12/31/94 IN STOCK OR INDEX -
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
                             DIRECTORS, AND OFFICERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock on March 17, 2000, except as indicated, by (1) each director and each executive officer of the Company, (2) all directors and officers of the Company as a group, and (3) each person known by the Company to own more than five percent of the Company's Common Stock.

                                                           Shares Beneficially
                                                                 Owned
                                                          ----------------------
Name of Beneficial Owner                                  Number(1)   Percent(2)
------------------------                                  ---------   ----------
DIRECTORS AND EXECUTIVE OFFICERS:
Jack L. Saltich ........................................     2,666          *
Jeffrey D. Buchanan(3) .................................    99,119          *
Robert L. Melcher ......................................        --         --
Dr. Carl E. Derrington(4) ..............................    58,667          *
Robert T. Berube(5) ....................................     1,097          *
David C. Malmberg(6) ...................................    38,011          *
Kenneth M. Julien(7) ...................................     7,611          *
Gary R. Long(8) ........................................    10,611          *
Thomas H. Werner(9) ....................................     2,232          *
David P. Chavoustie ....................................        --         --
All directors and executive
  officers as a group (ten persons) ....................   220,014       1.73%

5% STOCKHOLDERS:
David R. Buchanan(10) ..................................   692,407       5.45%

----------
* Less than 1% of the outstanding shares of Common Stock

(1) Includes, when applicable, shares owned of record by such person's minor children and spouse and by other related individuals and entities over whose shares of Common Stock such person has custody, voting control, or power of disposition. Also includes shares of Common Stock that the identified person had the right to acquire within 60 days of March 17, 2000 by the exercise of vested stock options. All amounts have been adjusted to reflect the Company's 4-for-3 split of its Common Stock during fiscal 1999.
(2) The percentages shown include the shares of Common Stock which the person will have the right to acquire within 60 days of March 17, 2000. In calculating the percentage of ownership, all shares of Common Stock which the identified person will have the right to acquire within 60 days of March 17, 2000 upon the exercise of vested stock options are deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person.
(3) Includes 61,666 shares of Common Stock issuable upon exercise of vested stock options.
(4) Includes 10,667 shares of Common Stock issuable upon exercise of vested stock options.
(5) Includes 867 shares of Common Stock issuable upon exercise of vested stock options.
(6) Includes 6,002 shares of Common Stock issuable upon exercise of vested stock options.
(7) Includes 700 shares of Common Stock held by Mr. Julien as custodian for his minor children and 3,335 shares of Common Stock issuable upon exercise of vested stock options.
(8) Includes 3,335 shares of Common Stock issuable upon exercise of vested stock options.
(9) Includes 444 shares of Common Stock issuable upon exercise of vested stock options.
(10) As reported on Schedule 13G as filed February 23, 2000. Includes 66,667 shares of Common Stock issuable upon exercise of vested stock options.

                         PROPOSAL TO AMEND THE COMPANY'S
                      RESTATED CERTIFICATE OF INCORPORATION
                             TO INCREASE THE NUMBER
                      OF AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors has approved a proposal to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 15,000,000 to 60,000,000. The Board of Directors recommends a vote "for" the proposed amendment of the Company's Restated Certificate of Incorporation. The full text of Article Fourth of the Restated Certificate of Incorporation as proposed to be amended is included as Appendix A to this Proxy Statement. If approved by the stockholders, the proposed amendment will become effective upon filing with the Secretary of State of Delaware, which will occur as soon as reasonably practicable.

     The Board of Directors believes that it is in the Company's best interests to increase the number of authorized shares of Common Stock in order to have additional authorized but unissued shares available for issuance to meet business needs as they arise. The Board of Directors believes that the availability of such additional shares will provide the Company with the flexibility to issue Common Stock for possible future stock splits, stock dividends or distributions, financings, acquisitions, stock option plans, or other proper corporate purposes which may be identified in the future by the Board of Directors, without the possible expense and delay of a special stockholders' meeting. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and, for persons who do not purchase additional shares to maintain their pro rata interest in the Company, on such stockholders' percentage voting power.

     The authorized shares of Common Stock in excess of those issued will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable, without further action by the Company's stockholders, except as may be required by applicable law or by the rules of the New York Stock Exchange or any other stock exchange or national securities association trading system on which the securities may be listed or traded. Upon issuance, such shares will have the same rights as the outstanding shares of Common Stock. Holders of Common Stock have no preemptive rights.

     The Company has no arrangements, agreements, understandings or plans at the present time for the issuance or use of the additional shares of Common Stock proposed to be authorized. The Board of Directors does not intend to issue any Common Stock except on terms which the Board of Directors deems to be in the best interests of the Company and its then existing stockholders. Any future issuance of Common Stock will be subject to the rights of holders of outstanding shares of any preferred stock which the Company may issue in the future.

     Although the company has no present intention to issue shares of Common Stock in the future in order to make acquisition of control of the Company more difficult, future issuances of Common Stock could have that effect. For example, the acquisition of shares of the Company's Common Stock by an entity in order to acquire control of the Company might be discouraged through the public or private issuance of additional shares of Common Stock, since such issuance would dilute the stock ownership of the acquiring entity. Common Stock could also be issued to existing stockholders as a dividend or privately placed with purchasers who might side with the Board of Directors in opposing a takeover bid, thus discouraging such a bid.

                        PROPOSAL TO APPROVE THE COMPANY'S
                 AMENDED AND RESTATED 1998 DIRECTORS' STOCK PLAN

     On January 27, 2000, the Board of Directors approved the Company's Amended and Restated 1998 Directors' Stock Plan (the "1998 Directors' Plan"), subject to approval by the Company's stockholders. The full text of the 1998 Directors' Plan as proposed is included as "Appendix B" to this Proxy Statement. The Board of Directors recommends a vote "for" the approval of the 1998 Directors' Plan.

     The purpose of the 1998 Directors' Plan is to further strengthen the alignment of interests between members of the Board of Directors and the Company's stockholders through the increased ownership by non-employee members of the Board of Directors of shares of the Company's Common Stock. This will be accomplished by requiring non-employee members of the Board of Directors to receive a portion of their fees for services as a Director in shares of Common Stock. By January 27, 2000, the Company had granted all but 393 of the shares of Common Stock then available for issuance under the Directors' Plan. At that time, the Board of Directors considered that the Company will be required to grant additional shares in order to continue this program. Accordingly, the Board of Directors approved a proposal to amend the Directors' Plan to make available unissued shares and treasury shares in order to continue this program. The Board of Directors also reserved 20,000 shares of common stock for issuance under the 1998 Directors' Plan.

DESCRIPTION OF THE AMENDED AND RESTATED 1998 DIRECTORS' STOCK PLAN

SHARES SUBJECT TO THE PLAN

     A maximum of 393 shares of Common Stock of the Company currently are available for issuance under the original Directors' Plan. A maximum of 20,000 shares of Common Stock of the Company will be available for issuance under the 1998 Directors' Plan.

ELIGIBILITY AND ADMINISTRATION

     Shares will be issued pursuant to the 1998 Directors' Plan only to non-employee members of the Board of Directors. On the date of the annual stockholders meeting of the Company, each non-employee member of the Board of Directors is required to receive shares of Common Stock equal in value to two-thirds of that Director's annual retainer fees. The Common Stock received pursuant to the 1998 Directors' Plan shall be received in lieu of the equivalent of annual retainer fees paid in cash. The Board of Directors administers the 1998 Directors' Plan.

ADDITIONAL PROVISIONS

     Common Stock issued under the 1998 Directors' Plan shall be subject to such other conditions and restrictions, if any, as the Board of Directors may determine. The Board of Directors may, at any time, amend, alter, or discontinue the 1998 Directors' Plan.

RATIFICATION BY STOCKHOLDERS OF THE 1998 DIRECTORS' PLAN

     Upon approval of the 1998 Directors' Plan by the stockholders of the Company, the effective date of the amendment will be January 27, 2000. In the event that the 1998 Directors' Plan is not approved by the stockholders, the 1998 Plan will remain in effect as previously adopted. Any grants under the 1998 Directors' Plan prior to the amendment will remain valid and unchanged.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Arthur Andersen LLP, independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2000 and recommends that stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. The Board of Directors anticipates that representatives of Arthur Andersen LLP will be present at the Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

                 DEADLINE FOR RECEIPT OF STOCKHOLDERS PROPOSALS

     In order to be included in the proxy statement and form of proxy relating to the annual meeting of stockholders of the Company to be held during calendar 2001, stockholder proposals that are intended to be presented by stockholders must be received at the principal executive offices of the Corporation (i) not less than 60 days in advance of such meeting if such meeting is to be held on a day which is within 30 days preceding the anniversary of the previous year's annual meeting, or 90 days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting, and (ii) with respect to any other annual meeting of stockholders, on or before the close of the business on the fifteenth day following the date (or the first date, if there be more than one) of public disclosure of the date of such meeting such meeting.

     Pursuant to Rule 14a-4 under the Exchange Act, the Company intends to retain discretionary authority to vote proxies with respect to shareholder proposals for which the proponent does not seek to have the Company include the proposed matter in the proxy statement for the annual meeting to be held during calendar 2001, except in circumstances where (i) the Company receives notice of the proposed matter within the time periods described in the paragraph above and
(ii) the proponent complies with the other requirements set forth in Rule 14a-4.

                                  OTHER MATTERS

     The Company knows of no other matters to be submitted to the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                                           Dated: March 29, 2000

                                   APPENDIX A

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            THREE-FIVE SYSTEMS, INC.

     Three-Five Systems, Inc., a corporation organized and existing under and by
virtue  of  the  General   Corporation   Law  of  the  State  of  Delaware  (the
"Corporation"), does hereby certify:

     FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, adopted a resolution proposing and declaring advisable a proposed amendment to the Restated Certificate of Incorporation of the Corporation, amending Article Fourth thereof in its entirety to read as set forth on Exhibit A hereto.

     SECOND: That the aforesaid amendment was approved by a majority of Stockholders of the Corporation at a meeting of the Stockholders held on _______, 2000.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Three-Five Systems, Inc. has caused this Certificate of Amendment to be signed by __________________, its __________, as of the __ day of _____, 2000.

                                        Three-Five Systems, Inc.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Its:

                                    EXHIBIT A

     FOURTH:   A. The total number of  shares that the Corporation has authority to issue is Sixty-One Million (61,000,000), which will be divided into the following classes and series:

               Sixty Million (60,000,000) shares of common stock, par value $.01 per share (the "Common Stock"); and

               One Million (1,000,000) shares of serial preferred stock, par value $.01 per share (the "Serial Preferred Stock").

               B. The Serial Preferred Stock may be issued from time to time in one or more series with such distinctive serial designations and: (i) may have such voting power, full or limited, or may be without such voting powers; (ii) may be subject to redemption at such time or times and at such prices; (iii) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to or in such relation to, the dividends payable on any other class or classes or series of stock; (iv) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (v) may be made convertible into, or exchangeable for, shares of any other class or classes of stock of the Corporation, at such price or prices or at such rates of exchange, and with such adjustments; and (vi) shall have each other relative, participating, optional or special rights, and qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in a resolution or resolutions providing for the issue of such Serial Preferred Stock from time to time adopted by the board of directors of the Corporation pursuant to authority so to do which is hereby vested in the board of directors.

                                   APPENDIX B

                            THREE FIVE SYSTEMS, INC.
                   AMENDED AND RESTATED DIRECTORS' STOCK PLAN
                        (AMENDED AS OF JANUARY 27, 2000)

SECTION 1. ADOPTION AND PURPOSE

     (a) Adoption. On January 29, 1998, the Board of Directors (the "Board") of Three-Five Systems, Inc., a Delaware corporation (the Company"), adopted the Director's Stock Plan (the "Original Plan"). The Original Plan did not require stockholder approval because it used the Company's available treasury shares of Common Stock. On January 27, 2000, the Board adopted certain amendments to the Original Plan because the Company's treasury shares were issued in the equity offering in September 1999 and, consequently, no shares remained in the Original Plan. The amended and restated Plan must be approved by the stockholders of the Company within one year of the date of its adoption by the Board. The amended and restated Plan shall be known as the Three-Five Systems, Inc. Amended and Restated Directors' Stock Plan (the "Plan").

     (b) PURPOSE. The purpose of the Three Five Systems, Inc. Directors' Stock Plan is to further strengthen the alignment of interests between members of the Board of Three Five Systems, Inc. and the Company's stockholders through the increased ownership by non-employee members of the Board ("Participants") of shares of the Company's common stock ("Common Stock"). This will be accomplished by requiring Participants to receive a portion of their fees for services as a Director in shares of Common Stock.

SECTION 2. ADMINISTRATION

     The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall have sole and complete authority to construe and interpret the Plan; to establish, amend and rescind appropriate rules and regulations relating to the Plan; to administer the Plan; and to take all such steps and make all such determinations in connection with the Plan as it may deem necessary or advisable to carry out the provisions and intent of the Plan. All determinations of the Board shall be by a majority of its members, and its determinations shall be final and conclusive for all purposes and upon all persons, including, but without limitation, the Company, the Participants and their respective successors in interest.

SECTION 3. ELIGIBILITY AND PARTICIPATION

     Participation in the Plan shall be limited to Participants. On the date specified in Section 5, each Participant shall receive shares of Common Stock equal in value (the "Specified Stock Value") to two-thirds of that Participant's annual retainer fees. The Common Stock received pursuant to this Plan shall be received in lieu of the equivalent value of annual retainer fees paid in cash.

SECTION 4. COMMON STOCK SUBJECT TO THE PLAN

     The stock offered under the Plan shall be shares of Common Stock and may be unissued shares or shares now held or subsequently acquired by the Company as treasury shares, as the Board may from time to time determine. The total number of shares of Common Stock initially reserved and available for distribution under the Plan shall be 20,000, subject to adjustment as herein provided ("Total Available Shares").

     In the event of any merger, reorganization, consolidation, recapitalization, Common Stock dividend, Common Stock split or other change in corporate structure affecting the Common Stock, the Board, in its sole discretion, shall make such modifications, substitutions or adjustments as it deems necessary to reflect such change so as to prevent the dilution or enlargement of rights, including, but not limited to, modifications, substitutions or adjustments in the aggregate number of shares reserved for issuance under the Plan.

SECTION 5. ISSUANCE OF SHARES

     Shares of Common Stock shall be issued annually under the Plan on the date of the annual meeting of the shareholders of the Company. The number of shares of Common Stock to be received by a Participant under the Plan shall be equal to the Specified Stock Value divided by the closing price of the Common Stock as reported in the Wall Street Journal (or in such other source as the Board deems reliable) for the last market trading day prior to the annual meeting of the shareholders of the Company.

     All shares issued under the Plan, including fractional shares, shall be held in a book-entry account with the Company's transfer agent unless the Board designates another person to act in that capacity. Participants may in the alternative elect to receive a stock certificate representing the number of whole shares acquired by notifying the Corporate Secretary of the Company in writing. The Company will make a cash payment to the Participants for any fractional share in lieu of issuing a stock certificate.

     Common Stock acquired under this Plan shall be subject to such other conditions and restrictions, if any, as the Board may determine.

SECTION 6. ADDITIONAL PROVISIONS

     The Board may, at any time, amend, alter or discontinue the Plan, but no amendment, alteration or discontinuance shall be made which would impair the rights of a Participant with respect to shares of Common Stock previously, distributed to such Participant under the Plan, without the Participant consent, or which, would cause the Plan not to comply with Rule 16b-3.

     With respect to persons subject to Section 16 of the Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 regardless of whether such conditions are set forth in the Plan. To the extent any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

     Every recipient of shares pursuant to this Plan shall be bound by the terms and provisions of this Plan, and the acceptance of any transfer of shares pursuant to this Plan shall constitute a binding agreement between the recipient and the Company.

SECTION 7. DURATION OF THE PLAN

     The Original Plan was approved unanimously by the Board on January 29, 1998. The Amended and Restated Plan was approved unanimously by the Board on January 27, 2000.


                                        THREE-FIVE SYSTEMS, INC.


                                        ----------------------------------------
                                        Jeffrey D. Buchanan
                                        Secretary

                                [FRONT OF CARD]

                            THREE-FIVE SYSTEMS, INC.
                       2000 ANNUAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of THREE-FIVE SYSTEMS, INC., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated March 29, 2000, and hereby appoints Jack L. Saltich and Jeffrey D. Buchanan, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Stockholders of the Company, to be held on Thursday, April 27, 2000, at 9:00 a.m., local time, at the Company's corporate headquarters at 1600 North Desert Drive, Tempe, Arizona, and at any adjournment or adjournments thereof, and to vote all shares of the Company's Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS; FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION; FOR ADOPTION OF THE COMPANY'S AMENDED AND RESTATED 1998 DIRECTORS' STOCK PLAN; FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

     A majority of such proxies or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.

            (CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE.)

                                        THREE-FIVE SYSTEMS, INC.
                                        P.O. BOX 11227
                                        NEW YORK, NY  10203-0227

                               [REVERSE OF CARD]

1.   ELECTION OF DIRECTORS:  FOR all nominees [ ]    WITHHOLD AUTHORITY to vote   [ ]  *EXCEPTIONS [ ]
                               listed below.       for all nominees listed below.

Nominees: Jack L. Saltich, Jeffrey D. Buchanan, David C. Malmberg, Kenneth M. Julien, Gary R. Long, Thomas H. Werner, and David P. Chavoustie.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions_____________________________________________________________________

2. Proposal to amend the Company's Restated Certificate of Incorporation to increase the authorized shares of Common Stock.

     [ ] FOR                      [ ] AGAINST                   [ ] ABSTAIN

3. Proposal to adopt the Company's Amended and Restated 1998 Directors' Stock Plan.

     [ ] FOR                      [ ] AGAINST                   [ ] ABSTAIN

4.   Proposal  to  ratify  the   appointment  of  Arthur  Andersen  LLP  as  the
     independent auditors of the Company.

     [ ] FOR                      [ ] AGAINST                   [ ] ABSTAIN

and upon such matters which may properly come before the meeting or any adjournment or adjournments thereof.

                                 Change of Address and/or Comments Mark Here [ ]

                                 (This Proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.)

                                 Dated:_____________________, 2000

                                 _______________________________________________
                                                   Signature
                                 _______________________________________________
                                            Signature if held jointly

SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Votes must be indicated (x) in Black or Blue ink.